EXHIBIT A

Fees

THE ADVISORS’ INNER CIRCLE FUND II

Fund	Share Class	Maximum Fee
Frost Total Return Bond Fund	A Class	0.15%
Frost Credit Fund	A Class	0.15%
Hancock Horizon Burkenroad Small Cap Fund	Investor	0.25%
	Class D	0.25%
Hancock Horizon U.S. Small Cap Fund	Investor	0.25%
	Class C	0.25%
Hancock Horizon Diversified International Fund	Investor	0.25%
	Class C	0.25%
Hancock Horizon Quantitative Long/Short Fund	Investor	0.25%
	Class C	0.25%
Hancock Horizon Louisiana Tax-Free Income Fund	Investor	0.25%
	Class C	0.25%
Hancock Horizon Mississippi Tax-Free Income Fund	Investor	0.25%
	Class C	0.25%
Hancock Horizon Diversified Income Fund	Investor	0.25%
	Class C	0.25%
Hancock Horizon Dynamic Asset Allocation Fund	Investor	0.25%
	Class C	0.25%
Hancock Horizon International Small Cap Fund	Investor	0.25%
	Class C	0.25%
Hancock Horizon Microcap Fund	Investor	0.25%
	Class C	0.25%
LM Capital Opportunistic Bond Fund	Retirement	0.15%
RQSI Small Cap Hedged Equity Fund	Retail	0.10%
RQSI GAA Systematic Global Macro Fund	Retail	0.10%
Westfield Capital Large Cap Growth Fund	Investor	0.25%
Westfield Capital Dividend Growth Fund	Investor	0.25%

Revised: May 22, 2018